Exhibit (d)(1)(n)

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 1st day of May, 2022 between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to rename MainStay VP T. Rowe Price Equity Income Portfolio to MainStay VP American Century Sustainable Equity Portfolio along with revising its fee schedule and rename MainStay VP MacKay S&P 500 Index Portfolio to MainStay VP S&P 500 Index Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i) Effective May 1, 2022, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:/s/ Brian J. McGrady     By: /s/ Yie-Hsin Hung

Name: Brian J. McGrady      Name:  Yie-Hsin Hung

Title:  Director and Associate General Counsel   Title:  Chief Executive Officer

MAINSTAY VP FUNDS TRUST

Attest: /s/ Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady     Name: Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(AS OF MAY 1, 2022)

FOR ALL SERVICES RENDERED BY THE MANAGER HEREUNDER, EACH PORTFOLIO OF THE TRUST SHALL PAY THE MANAGER AND THE MANAGER AGREES TO ACCEPT AS FULL COMPENSATION FOR ALL SERVICES RENDERED HEREUNDER, AN ANNUAL FEE EQUAL TO THE FOLLOWING:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP American Century Sustainable Equity Portfolio	0.63% on assets up to $500 million; 0.61% on assets from $500 million to $1 billion; and 0.585% on assets over $1 billion
MainStay VP Balanced Portfolio	0.65% on assets up to $1 billion; and 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion
MainStay VP Candriam Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay VP CBRE Global Infrastructure Portfolio	0.85% on all assets
MainStay VP Conservative Allocation Portfolio	0.00%*
MainStay VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
MainStay VP Equity Allocation Portfolio	0.00%*
MainStay VP Fidelity Institutional AMSM Utilities Portfolio	0.64% on assets up to $1 billion; 0.61% on assets from $1 billion to $3 billion; and 0.60% on assets over $3 billion
MainStay VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
MainStay VP Growth Allocation Portfolio	0.00%*
MainStay VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion
MainStay VP Indexed Bond Portfolio	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion
MainStay VP IQ Hedge Multi-Strategy Portfolio	0.75% on all assets

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion
MainStay VP MacKay Convertible Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $2 billion; and 0.49% on assets over $2 billion
MainStay VP MacKay Government Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; and 0.45% on assets over $1 billion
MainStay VP MacKay High Yield Corporate Bond Portfolio	0.57% on assets up to $1 billion; 0.55% on assets from $1 billion to $5 billion; and 0.525% on assets over $5 billion
MainStay VP MacKay International Equity Portfolio	0.89% on assets up to $500 million; and 0.85% on assets over $500 million
MainStay VP MacKay Strategic Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
MainStay VP Moderate Allocation Portfolio	0.00%*
MainStay VP Natural Resources Portfolio	0.79% on assets up to $1 billion; and 0.78% on assets over $1 billion
MainStay VP PIMCO Real Return Portfolio	0.50% on all assets
MainStay VP Small Cap Growth Portfolio	0.81% on assets up to $1 billion; and 0.785% on assets over $1 billion
MainStay VP S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion
MainStay VP Wellington Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay VP Wellington Mid Cap Portfolio	0.85% on assets up to $1 billion; 0.80% on assets from $1 billion to $2 billion; and 0.775% on assets over $2 billion

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Wellington Small Cap Portfolio	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion
MainStay VP Wellington U.S. Equity Portfolio	0.55% on assets up to $500 million; 0.525% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion
MainStay VP Winslow Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.